Exhibit 99.1

                              SEPARATION AGREEMENT
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This Separation Agreement ("Agreement") is entered into by and between Robert M.
Burger, an individual resident in the State of California ("BURGER"), and SureWest Communications, a California corporation ("SWC").

                                    AGREEMENT
                                    ---------

In consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

A. Termination of Employment. BURGER'S employment with SWC will terminate with his resignation effective October 8, 2005 (the "Termination Date"). BURGER's separation shall be characterized by the parties to this Agreement as "a resignation" resulting from the completion of a management reorganization. All inquiries about BURGER's employment at SWC shall be referred only to Brian Strom or to his successors in the office.

B. Supplemental Severance Benefits. In consideration for entering into this Agreement, SWC shall pay BURGER the amount of $92,500, less applicable withholding. This particular lump sum payment is not eligible for 401(k) benefits and is not considered pensionable earnings. SWC will send BURGER a check for the Supplemental Severance Benefit, net of applicable withholding, payable to BURGER, dispatched by Federal Express or another comparable overnight delivery service, following the seven day revocation period, as set forth in Paragraph O, herein. In addition, SWC shall pay on BURGER's behalf, the amount of any COBRA payments for coverage for BURGER for the months of November 2005 through April 2006 inclusive.

C. Equity Vesting. In addition to other interests previously vested under the 1999 Restricted Stock Bonus Plan or 2000 Equity Incentive Plan, and assuming that this Agreement is not revoked pursuant to Paragraph O, BURGER's awards under the 2000 Equity Incentive Plan granted January 29, 2003, December 10, 2003, and February 23, 2005, shall be subject to accelerated vesting as if BURGER were employed by SWC through April 8, 2006, resulting in the vesting as of the Termination Date of (A) the 625 shares under the award dated January 29, 2003, (B) an additional 641 shares under the award dated December 10, 2003, and (C) an additional 552 units under the award dated February 23, 2005.

D. No Other Payments. BURGER agrees that as of the date of his execution of this Agreement, SWC has fully discharged any and all obligations it may have to BURGER, and that SWC has paid him all sums which he is owed, excepting only the Supplemental Severance Benefits described in Paragraph B of this Agreement, and any vested pension or KSOP benefits that BURGER may have as of his Termination Date. BURGER acknowledges that he was paid all wages, benefits, and accrued vacation pay that were due and owing him, if any, on or about the date of the termination of his employment with SWC, and that he is not entitled to any other compensation or benefits as a result of his prior employment or his termination, other than as expressly provided herein, except for any vested pension or KSOP benefits that BURGER may have as of the Termination Date.

E. Continuing Obligations of BURGER. BURGER will comply with SWC's policies and agreements regarding confidential and trade secret information following the termination of his employment. BURGER will not use or disclose any confidential business information or trade secrets of SWC or any of SureWest Communications' subsidiaries at any time. On or before the Termination Date, BURGER will promptly return to SWC, all SWC property in his possession or under his control, including but not limited to, company car, keys, credit cards, communications cards, equipment, company documents (including all copies), and computer files, discs and tapes (including all copies). BURGER further agrees to turn over to SWC all computer and communications passwords.

F. Complete Release by BURGER. In consideration for entering into this Agreement and the promises and covenants contained herein, but excluding claims arising under this Agreement, BURGER, on behalf of himself, and his heirs, successors and assigns, family members, partners, and attorneys, (collectively, the "Releasors"), hereby releases and forever discharges SWC and its predecessors, successors, heirs, assigns, employees, shareholders, officers, directors, agents, attorneys, parent corporations, subsidiaries, divisions or affiliated corporations or organizations, (collectively "Released Parties"), from any and all claims, demands, causes of action, charges of any kind whatsoever including, by way of example only and without limitation, any claims of discrimination under Title VII of the Civil Rights Act of 1964 or any other similar law or statute, the Age Discrimination in Employment Act, California Fair Employment and Housing Act, any claims under the California Labor Code, any claims of Wrongful Termination, Breach of Contract, any claim of personal injury, or any other claim for injunctive relief, damages, attorney's fees, costs or liability of any nature whatsoever, whether or not now known, suspected, or claimed, which the Releasors ever had, now have, or may in the future claim to have against SWC based upon any fact or circumstance occurring from the beginning of time to the present. This release specifically includes, without limitation, claims arising out of the termination of BURGER's employment.

G. General Nature of Release. The Release set forth above in this Agreement is a general release of all claims, demands, causes of action, obligations, damages, and liabilities of any nature whatsoever that are described in the Release and is intended to encompass all known and unknown, foreseen and unforeseen claims which BURGER may have against SWC, or any of the Released Parties, except for any claimed breach of the terms of this Agreement.

H. Waiver. BURGER expressly acknowledges that this release is intended to include in its effect, without limitation, a full and final release of all unknown, undisclosed or unanticipated claims or damages based upon any fact or circumstance occurring prior to the date of execution of this release. Therefore, BURGER hereby waives any and all rights or benefits which he may now, or in the future, have under the terms of
         Section 1542 of the California Civil Code (or any law or rule of similar effect).

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

         Section 1542 provides as follows:

                  "A General Release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

I. No Other Claims. BURGER represents that he has not filed any complaints or charges against any of the Released Parties with any local, state, or federal agency, entity or court, that he will not do so at any time hereafter; and that if any such agency, entity or court assumes jurisdiction of any complaint or charge against any of the Released Parties on behalf of BURGER, whenever filed, he will request such agency or court to withdraw from the matter.

J. Non-Admission of Wrongdoing or Liability. This Agreement shall not in any way be construed as an admission by SWC that it has acted wrongfully with respect to BURGER or that BURGER has any rights or claims whatsoever against SWC or any SWC subsidiaries, and SWC specifically disclaims any liability to or wrongful acts against BURGER on the part of SWC or any SWC subsidiaries, employees, officers, directors, shareholders, or agents.

K. Non-Disparagement. BURGER agrees that he will not at any time hereafter take any actions or make any negative statements, either verbal or written to anyone, including without limitation, any electronic or print news media or other publications, or any community organizations, which would adversely affect or disparage the reputation, image, good will or commercial interest of SWC, or its employees or agents. BURGER further agrees that he will not cause or encourage any private lawsuits to be maintained or instituted against SWC, or any of the other released parties, and he will not assist any individual in the preparation or filing of, nor otherwise participate in any manner in, any such private legal proceedings against SWC, or any of the other released parties, except where required by law.

L. No Action to be Brought or Assisted. BURGER covenants and agrees never to commence, aid in any way, prosecute or cause to be commenced or prosecuted any actions or other proceeding based upon any claims, demands, causes of action, obligations, damages or liabilities which are the subject of this Agreement, or to assist others in the prosecution of any claims or actions against any of the Released Parties except where required by law. BURGER agrees to indemnify and to hold the Released Parties harmless from and against any and all claims, including court costs and attorneys' fees, arising from or in connection with any action or proceeding brought, assisted, or prosecuted contrary to the provisions of this Agreement except where required by law.

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

M. Non-Assignment of Claim. BURGER warrants that he has made no assignment and will make no assignment of any claim, chose in action, right of action, or any right of any kind whatsoever, embodied in this Agreement, and that no other person or entity of any kind had or has any interest in any of the demands, obligations, actions, causes of action, debts, liabilities, rights, contracts, damages, attorney's fees, costs, expenses, losses or claims referred to herein.

N. Severability. The parties agree that should any provision of this Agreement be declared or determined by any court to be illegal, invalid, or unenforceable, the remainder of the Agreement shall nonetheless remain binding in effect.

O. ADEA Release. BURGER acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. BURGER also acknowledges he has been advised by this writing:

                  (a) that he should consult an attorney prior to executing this Agreement;

                  (b) that he has twenty-one (21) days within which to consider this Agreement;

                  (c) that he has seven (7) days following the date of his execution of this Agreement to revoke the Agreement (the "Revocation Period") by providing SWC with written notice of such revocation;

                  (d) that this entire Agreement shall be null and void if revoked by him within said seven-day revocation period; and

                  (e) that this Agreement shall not be effective, and the Supplemental Severance Benefit referenced in Paragraph B above, shall not be due and payable until the eighth day after he signs this Agreement (the "Effective Date"), in the event there is no revocation.

P. Health Insurance/Retirement Benefits. BURGER acknowledges that he received by separate cover information regarding his right to health insurance continuation (a portion of which shall be paid by SWC pursuant to Paragraph B of this Agreement) and his retirement benefits, if any. To the extent that BURGER has or had such rights, nothing in this Agreement will impair those rights.

Q. SWC Acknowledgements and Further Agreements. SWC acknowledges and agrees that BURGER retains (to the extent of his participation) all rights and obligations of a SWC employee participant who has resigned his or her employment, under each of SWC's benefit plans including, without limitation, the SureWest Communications Pension Plan, SureWest KSOP and the SureWest Communications 2000 Equity Incentive Plan. BURGER acknowledges that all options issued under the 2000 Equity Incentive Plan lapse ninety (90) days after the Termination Date. SWC further acknowledges and agrees that it shall not take any action (other than actions applicable to all directors and officers) to deny BURGER the full benefits of the provisions of (i) SWC's Bylaws relating to the indemnification of directors and officers, or (ii) any policy of director's and officer's insurance providing coverage to SWC's directors and officers.

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

R. Entire Agreement. This Agreement constitutes the full and complete agreement between the parties hereto, and fully supersedes any and all prior agreements, or understandings between the parties hereto, pertaining to the subject matter hereof. No other promises or agreement shall be binding unless signed by the parties.

S. Governing Law. This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of said State.

T. Knowing and Voluntary Agreement. This Agreement in all respects has been voluntarily and knowingly executed by the parties hereto. BURGER specifically represents that he has been given an opportunity to consult with counsel and that, to the extent desired, he has consulted with any attorney of his choosing regarding the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement on the date(s) set forth hereinafter.

                                                    SUREWEST COMMUNICATIONS,
                                                    a California corporation


/s/ Robert M. Burger                                /s/ Brian H. Strom
--------------------                                ----------------------------
ROBERT M. BURGER                                    Brian H. Strom
                                                    President and CEO

Date: October 6, 2005                               Date: October 6, 2005


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